Exhibit 13.2

Certification pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18 of the United States Code), the undersigned officer of TeliaSonera AB, a Swedish company (the “Company”), hereby certifies, to such officer’s knowledge, that:

1)     the Annual Report on Form 20-F for the year ended December 31, 2005 (the “Report”)  fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act of 1934, as amended; and

2)     the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ KIM IGNATIUS
Name:	Kim Ignatius
Title:	Chief Financial Officer
Date:	April 6, 2006

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.